Exhibit 10.10

FIRST AMENDMENT

TO

LOAN AGREEMENT

Dated February 26, 2019

Between

LIGHTPATH TECHNOLOGIES, INC.,
a Delaware corporation

and

BANKUNITED, N.A.,
a national banking association

Dated as of May 6, 2019
but effective as of February 26, 2019

FIRST AMENDMENT TO
LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“First Amendment”) is dated as of May 6, 2019, but effective as of February 26, 2019, by and between LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation, (“Borrower”), and BANKUNITED, N.A., a national banking association (“Lender”).

RECITALS

A.           Borrower and Lender are the parties to a Loan Agreement dated as of February 26, 2019 (the “Loan Agreement”).

B.           Borrower and Lender have determined that it is the best interest of each of them to amend the Loan Agreement to more accurately reflect their understandings at the time the Loan Agreement was executed.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           The Recitals set forth above are true and correct and are incorporated herein by reference. Unless otherwise defined, all initially capitalized terms in this First Amendment shall be as defined in the Loan Agreement.

2.           The definition of “Fixed Charge Coverage Ratio” as set forth in Section 1.1 of the Loan Agreement is deleted in its entirety and is replaced with the following:

“Fixed Charge Coverage Ratio” – Means, as of any date, the ratio of (a) the sum of net income, depreciation, amortization, interest expense, taxes, non-cash stock compensation expense, non-cash foreign exchange expense, losses on warrants and approved integration costs (capped at $500,000.00), plus all other non-cash expenses as deemed applicable by Lender in its discretion, less cash taxes paid, gains on warrants, distributions, increases in due from related, and non-financed capital expenditures, to (b) for the initial four (4) testing periods, beginning March 31, 2019, twelve (12) month pro forma scheduled principal and interest payments to Lender (and, for avoidance of doubt, not to Borrower’s former lender) and all capital lease payments, in each case measured as of the last day of the most recently ended four (4) consecutive fiscal quarters for which financial statements are required to be delivered pursuant to Section 6.9(a). After the initial four (4) testing periods subparagraph (b) will revert to actual scheduled principal and interest payments (including capital leases payments).

3.           Except as amended hereby the Loan Agreement remains in full force and effect.

 [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF the parties have executed this First Amendment as of the date first written above.

BORROWER:

LIGHTPATH TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ J. James Gaynor
J. James Gaynor, President

LENDER:

BANKUNITED, N.A., a national banking association

By:	/s/ Jackson Young
Jackson Young, Senior Vice President

The following Guarantors acknowledge and consent to this First Amendment as of the date first written above.

GUARANTORS:

GELTECH INC., a Delaware corporation

By:	/s/ J. James Gaynor
J. James Gaynor, President

ISP OPTICS CORPORATION, a New York corporation

/s/ J. James Gaynor
J. James Gaynor, President

LIGHTPATH OPTICAL INSTRUMENTATION (SHANGHAI) CO., LTD., a company formed under the law of the People’s Republic of China

/s/ J. James Gaynor

LIGHTPATH OPTICAL INSTRUMENTATION (ZHENJIANG) CO., LTD., a company formed under the law of the People’s Republic of China

/s/ J. James Gaynor

ISP OPTICS LATVIA, SIA, a company formed under the law of the Republic of Latvia

/s/ J. James Gaynor

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